Exhibit 10.25

ASSIGNMENT OF LOAN DOCUMENTS

Subject to the terms, conditions, and limitations set forth in that certain Memorandum of Sale, dated as of the date hereof (the “Memorandum of Sale”), between BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Assignor”), and KBS DEBT HOLDINGS II X, LLC, a Delaware limited liability company (“Assignee”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor: (i) the loan documents referenced in Exhibit B of the Memorandum of Sale (the “Loan Documents”), and all of Assignor’s rights, title and interests in, to and under the Loan Documents, and (ii) all of Assignor’s right, title and interest in, to, and under the instruments, documents, certificates, letters, records, and papers relating to the Loan Documents and all other documents executed and/or delivered in connection with the Mortgage Loan (as defined in the Memorandum of Sale) evidenced by the Loan Documents, including, without limitation, all related title insurance polices, surveys, plans and specifications, insurance polices and certificates, bank accounts, operating accounts, reserve accounts, if any, escrow accounts and other accounts, permits, licenses, opinions appraisals, environmental reports, and financial statements of borrowers, and (iii) all rights and benefits of Assignor related to the Loan Documents and such other instruments, documents, certificates, letters, records and papers, except for such of the foregoing items which have previously been assigned by Assignor to Assignee pursuant to a separate document. As part of evidencing this Assignment (as hereinafter defined), the Assignor shall deliver to the Assignee on the date hereof an allonge to Note A (as defined in the Memorandum of Sale) in the form set forth on Exhibit A attached hereto and incorporated herein by this reference.

This Assignment of Loan Documents (the “Assignment”) is an absolute assignment. This Assignment is made without recourse, representation or warranty, express or implied, except as otherwise expressly set forth in the Memorandum of Sale.

This Assignment shall be governed and construed in accordance with the laws of the State of New York

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TO HAVE AND TO HOLD unto Assignee, its successors and assigns forever.

IN WITNESS WHEREOF, the parties hereto have each respectively duly executed this Assignment by its authorized agent as of this 31st day of December. 2008.

ASSIGNOR: BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Steven Wasser
Name: Steven Wasser Title: Managing Director

ASSIGNEE: KBS DEBT HOLDINGS II X, LLC, a Delaware limited liability company
By:	KBS LIMITED PARTNERSHIP II, a Delaware limited partnership, its sole manager

	By:	KBS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its sole general partner

		By:	/s/ Charles J. Schreiber, Jr.
Name: Charles J. Schreiber, Jr. Title: Chief Executive Officer